UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22nd, 2013

ECO-TRADE CORPORATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1915 Eye Street, N.W., Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 536-5191

______________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On April 22nd, 2013, Eco-Trade Corp appointed Mr. Kevin Norris and Mr. David Zirulnikoff to the Board of Directors.

Mr. Norris, 55, has 33 years of industry experience in the drilling, operating, transportation and marketing of both oil and gas wells and specifically CBM with various energy companies including Apache Corporation, Universal Fuels Company, TOP Gas Gathering and BlueCreek Energy and e2 Business Services, and as a Director and CEO of 1st NRG Corp.

Mr. David Zirulnikoff, 38, has a solid history of supervising product procurement and structuring contracts in the mining and fuel industry. David managed Bransteff Corporation which dealt in mergers, acquisitions and commodities, which merged into Turnmile America, LLC and was responsible for listing Turnmile America with a Fortune 50 commodity trading-brokerage company. David is the managing partner of Patagonia Global Trading, a commodities trading firm.

On April 22nd, the Company received the resignations of Canon Bryan, John Pinsent and Chris Popoff, each resigned his position as Director of the Company. This decision was not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-TRADE CORP.

/s/ Robert M. Price

Robert M. Price, Dir.

Date: April 24rd, 2013